Exhibit (c)(19)

Exhibit (c) (19)

Project Denali

December 5, 2012

This volume contains copies of slides that will be presented by members of The Boston Consulting Group, Inc. (“BCG”), to members of the Board of Directors of “Denali”, and are designed for the use of the Board.

At the presentation, the slides will serve as the focus for discussion. They are incomplete without the accompanying oral commentary.

The financial evaluations contained in this presentation are based upon standard methodologies using public and/or confidential data and assumptions derived from the industry insight gained during the strategic options work for the Board of Directors of “Denali”.

Changes in the underlying data or operating assumptions will clearly impact the analyses and conclusions. The Boston Consulting Group does not provide fairness opinions or valuations of market transactions. Our financial evaluations provide a framework for assessing the relative attractiveness of different strategic options.

These materials may not be copied or given to any person or entity (“Third-Parties”) other than the

Client without BCG’s prior written consent.

Objectives for today's meeting

December 6

Lay out market context for Denali

Assess strategy of each Denali business

• Market attractiveness

• Denali position & trajectory

• Future outlook

Define strategic options that emerge

Help frame the Board's decisions

Today's meeting

January discussion (date TBD)

Evaluate attractiveness of key strategic options

• Required actions

• Competitive logic

• Value creation

• Feasibility to achieve

Highlight key tradeoffs between strategic options for Board

2

Market context: After very strong historical value creation, Denali has significantly underperformed

Value of $100 invested at IPO

60,000 40.000 20,000 0

$340M ConvergeNet acquisition

Enters China

First drop in PC rev

ConvergeNet

write-down

Enters mp3

players,

PDAs, TVs

MSD steps down as CEO

Becomes #1 PC manuf.

First PC

share

loss

MSD returns as CEO

Exits mp3

players,

PDAs, TVs

Acquires

Compellent

($0.9B)

Acquires Perot

Systems ($3.9B)

Acquires

SonicWall

($1.2B)

Acquires

Quest

($2.4B)

24 yr TSR

Denali 21%

Nasdaq 9%

S&P 500 9%

Early years

Dramatic growth

Bubble & crash

Return to growth

Rise of competitors; Transition to "New Denali"

89 90

91

92

93

94 95 96

97

98

99

00

01

02 03

04

05

06 07

08

09

10 11

12Points of TSR

• Rev Growth

• EBIT Margin Chg

• EV/EBIT Multiple Chg

• CF Yield

• TSR (Annual Avg%)

• 55

•(7)

•(18)

•(4)

• 26

• 44

• 17

• 80

•(8)

• 133

• 26

•(11)

• 13

•(1)

• 27

• 16

• 7

•(10)

• 3

• 16

• 2

•(3)

•(20)

• 6

•(15)

• ~95x value growth since IPO

• ~75% value decline since 2005

• Source: Company reports, Denali Data room, BCG analysis

Denali's low valuation does not match apparent company strengths and reflects investor concernsDespite significant strengths.

Globally respected brand and international market access

Strong (A-) credit, with significant free cash flow generation

Well positioned to serve the commercial mid-market

Profitable $39B Core Denali business, with scale

Profitable $19B New Denali business, with growth potential

Founder / CEO with strong reputation and network

. Investors are skeptical

At consensus profitability, Denali will generate its own market cap in free cash flow in 3.2 years1

• . with zero terminal value implied

Two potential investor concerns could explain this low valuation:

• Cash flows are likely to decline rapidly

• Cash flows will be spent in value-destroying ways

We would like to understand the relative importance of each concern

• Are these justified by fundamentals?

• How might private ownership change outlook?

• 1. Based on Dec 3 2012 value of $10 and forecast for FCF of $3.21B/year (avg 2013-2016); counts $4.12/share of company's existing cash ($6.33/share less 35% repatriation cost)

Strategic assessment: Denali strategy integrates two distinct business models under common managementOverview

Core Denali

• A leader in a mature, commoditizing category

• Facing significant category threats & uncertainty

• Aggressive low-cost competitors gaining share

• Significant FCF – even at low OI margins, with minimal investment

• Denali losing share with strategy focused on margin %

• New Denali

• A collection of acquired discrete positions

• High-IP HW & SW; labor-intensive services

• Favorable LT outlook for growth with healthy margins

• Profitable, but low returns vs. acquisition capital

• Denali struggling with go-to-market model

• Linkages

• Leadership belief in "end to end" solutions

• Significant commonality in procurement, infrastructure, and IT systems

• But different business models.

• .With sales force capabilities a critical issue supporting transition from Core to New

• Key questions

• What actions will create long-term competitive advantage?

• What actions drive attractive shareholder value creation?

• Is Denali one business, or a conglomerate of two distinct parts?

5

Core Denali under pressure as PC market commoditizes and mix shifts downwardGrowth in legacy PC's (desktop/laptop) has stalled, and future uncertain

• Several headwinds creating uncertainty in the demand forecast

• Form-factor displacement a slow process; analogs typically take 5+ years to achieve 20% market penetration

• Tablet substitution in certain segments and use cases only – Legacy PCs likely to decline, but unlikely to disappear in next 3-5 years

• As market mix shifts, $ profit per unit is more at risk than unit volume

PC market profit pools shifting towards value segment, where Denali lacks a winning product strategy and operating model

• Products not designed specifically for lower end of Value segment (<$500 ASP)

• Selling higher cost products at low end, at a loss

• Aligned with Wintel model, currently a low-share technology in tablets

• In process of moving from higher cost CTO to more efficient BTS supply chain

Market is rewarding innovation (Apple), and increasing scale (Lenovo)

Two paths for Core Denali: run the business for margin dollars, or for margin percentage

PC market growth has stalled.the future is hotly debated Revenue ($B)1

400

200 0

’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 ’12E ’13E ’14E ’15E

Other tablets

iPad

Notebooks

Desktops

Tablets will be highly cannibalistic to core PC market in all segments

- Goldman Sachs

The decline of the PC business has accelerated. This ship is sinking faster than anyone expected

- Indigo Equity Research

'Death of the PC' is like death of the mainframe –forecasted for ages but extremely slow to occur

- Professor1 , Wharton

Windows 8 means a potential return to positive growth for the PC market

- Research Dir., IDC

1. From 12Q3 till '15 BCG projections assume that the total revenue from computing devices (desktops, notebooks and tablets) follows a long term 10year trend.

Source: IDC, Gartner, BCG analysis

7

A retrospective: Analogous technologies take years to reach full penetration, with form-factor displacement often limited

Technology adoptions do not happen overnight

U.S. household penetration (%)

50

40

30 20 10

0

0 1 2 3 4 5 6 7 8 9 10

iPad Other tablets

Smartphone

Internet

Audio CD

VCR

Home PC

Years from introduction

.and older form-factors may persist and grow with newer ones

PC shipments by form factor 1999-2012E

400 300 200 100 0

’99 ’00 ’01 ’02 ’03 ’04 ’05 ’06 ’07 ’08 ’09 ’10 ’11 12E

Notebooks

Desktops

142 148 115 131

164 183 148

232 212

300 271

315

358 364 366

Source: eMarketer; William Blair; Nielsen; Forrester; EIA; US Census; USGS; AWAA; press and web research; IDC, Gartner, BCG analysis

8

Profit pools in PC market are shifting to sub-$500 ("Value") segment, where Denali lacks a winning product strategy

2011 Global PC profit pools

$ / unit

1,400

1,200

1,000 800 600 400 200

0 0

50 100 150 200 250 300 350 400 450

Total market units (M)

-3% 7% 22%

Profit CAGR

('06-'11)1

Key observations

Half the PC profit today is in Premium segment

Profit pool in Premium segment shrinking – and growing in Value segment and tablets

Denali lacks a winning product strategy in Value segment

• Build-to-stock is lower cost – Denali mostly configured to order

• Lacks products designed specifically for Value segment

• Over half of Denali Value segment revenues2 deliver negative gross margins

Denali currently not big in Tablets

• Win 8 tablets just being introduced

• Denali not participating in ARM/Android

Premium Standard Value iPad Other

($800+) ($500-799) (<$500) Tablets

Denali's

2 12 15 13 – –units (M) revenue2 ($B) 15 10 5

1. Profit pool projection based on BCG analysis of historical and current trends for segments of PC market 2. Denali units and revenue represent Q4FY2012 to Q3FY2013 (LTM of available data) Source: BCG analysis, IDC, Gartner, Morgan Stanley, Denali Data room

9

Market rewarding two business models – leadership in innovation (Apple) and increasing scale (Lenovo)

Highly competitive PC market with top players separating from others in share

$ EBIT Growth (2006-11 CAGR %)

60

40 20 0 200 220

-15

-12 -3 0 3 6

Market cap decline Market cap growth Bubble size = 2011 PC revenue

Others

Denali

HP PC

Lenovo

Apple Mac

Asus

average

Acer

Two value creating models have emerged

Apple winning, with a focus on the premium segment

• Driven by innovation and design

• Difficult to replicate

• Drives high GM of ~25% (only Apple) vs. a market GM range of 8-15%

Lenovo also winning, but by having a low cost position and driving scale aggressively across all price tiers

Denali caught in the middle – losing share at Premium end to Apple, and facing aggressive low-cost competition from Lenovo

Change in market share

(2006-11)

Note: Apple and HP margins estimated from published segment operating margins for Apple Mac and HP PC divisions, Denali represents EUC business only. Source: IDC, Gartner, Analyst report, Denali data room, company annual reports, BCG analysis

Two paths for Core Denali: run the business for margin dollars, or for margin percentage

Strategic actions

Path A:

Optimize around margin %

Cede volume/share in low-margin product segments

Curtail investments and redeploy cash from Core to New Denali

Largely current approach

Path B:

Compete aggressively for margin $

Compete aggressively in variety of segments

• Design for and selectively enter lower price bands, even if margins are lower

• Aggressively push in emerging markets

Operate as commodity business

• Drive scale advantage

• Aggressively reduce costs

Must believes

Margin floors are best way to extract value

Difficult to generate profit in lower price bands

Can maintain attractive cash flows as volume and scale loss occurs

• Scale not necessary to compete in high-end

• Low end players won't be able to move up

Public market investors sensitive to margin %

Dollar profit objective is best way to extract value (business has low capital intensity)

Competitive position will erode dangerously without scale from low end

Denali can lower costs, get a small but positive margin at low end and create attractive return on capital

New Denali competes in healthy markets, but growing slower than expectations

New Denali competes in a set of markets with healthy growth exposure and profit margins

However, transformation is slower than desired.

• Revenue trajectory of acquisitions below expectations

• New Denali has not grown in targeted mid-market segment

• Solution sales complex – Denali sales force primarily selling point solutions to date

.while New Denali organic revenue growth has lagged rest of the market

• Servers healthy, but services and storage behind

New Denali faces three key challenges

• Improve sales force capability and effectiveness in solution selling

• Disciplined execution, to ensure sales force focuses on and grows Mid market

• Develop compelling, differentiated solutions that combine Denali technology components

New Denali competes in a set of markets featuring healthy growth exposure and profits

Total Enterprise solutions market revenue and EBIT by product type

2011 $B globally

250

200 150 100 50 0

Services Servers Storage Services Software Networking (non-attached) (attached)

200.1 24.0

51.2 12.3

23.7 5.5

21.0 2.3

19.4 5.4

18.4 4.6

12-16 CAGR% 4.4 3.1 11.2 3.0 7.7 2.9

7—12	CAGR% 7.3 2.7 6.6 -0.8 6.6 6.0

Note: Non-attached services includes server maintenance, excludes EUC support. Attached services includes PC repair and tech support Source: Gartner 2012, IDC 2012, IBISWorld 2012, Credit Suisse 2011

Key observations

Steady growth consensus outlook for enterprise

• Growth projected to accelerate for most categories

Enterprise EBIT margins are healthy

• Hardware/software ~25%

• Services ~12%

Analysts aligned on healthy growth outlook

• IDC, Gartner, IBISWorld project modest growth (mid-single digits) through 2016

Enterprise transformation has not yet produced expected results for Denali

Acquisitions have not grown to expectations

% revenue earned to plan (08-11)

100 90 80 70 60 50

0

Perot 2,000 Secureworks 4,000 Compellant Force Others 6,000 8,000

Gap to plan

95

91 89 83

60

Acquisition price ($M)

Strategy is mid-market focused, but mid-market has not driven growth

% revenue CAGR (08-12)

5	4 3 2 1 0 -1

Public Large SMB Consumer

3.0

-0.2

-0.5

-1.0

Limited effectiveness of cross-selling efforts

% of LE Generalist sales (2012)

100 80 60 40 20 0

< 10k 10k—100k 100k—1M

1M—10M

10M+

size $ (

) Account

Other 3rd product

2nd product

1st product

Primarily S&P attachment

# accounts 482 853 2,039 981 31

Note: Revenue to plan in GAAP revenue, performance to plan excludes Denali financial services, Equallogic; performance TBD for 2012 acquisitions Source: Denali internal files

.While Denali organic revenue growth mixed picture across Enterprise product lines

Services: Growth below industry average

% revenue CAGR (08-11)

25 20 15 10 5 0 -5

Infosys

Tata

Wipro

Accenture

IBM

Denali

CSC

23.5

19.3 18.3

8.2 Industry average

4.4 3.5 1.4

Storage: Business is declining

% revenue CAGR (08-11)

25 20 15 10 5 0 -5

NetApp

EMC

IBM

Denali 2.0 -HP 2.1 -

22.9

10.0

4.1

Industry average

4.6

Servers and network: In-line with industry

% revenue CAGR (08-11)

25 20 15 10 5 0 -5

Fujitsu Denali HP

IBM

-0.5

6.6 5.5 Industry 4.7 average

5.2

Note: All firms portrayed as ex-major related acquisitions

Source: BCG Valuescience, IDC 2012, Dell'Oro 2012, Gartner 2011

New Denali faces three key challenges

Key challenges for New Denali

Improve sales force capability and effectiveness in solution selling

Disciplined execution to ensure sales force focuses on and grows Mid market

Develop compelling, differentiated solutions that combine Denali technology components

How difficult is "Transformation", and what signals success?

Firm Year Challenges Tactics Used

• Share loss, driven by • Install new leadership team

'97 • Streamline product line and major investment in R&D

poor product • Build integrated ecosystem: device, software, content

• Share loss in PC • Exit PC business

Success '93 business • Aggressively enter high-margin software and services

• Declining market • Transform legacy culture

• Low-growth market • Focus on growing, high-margin BUs; shed remainder of

'90 • Margin erosion driven historical core businesses

by competition • Control costs and globalize organization

• Share loss • Grow through large, expensive add-on acquisitions

'06 • Leverage PC unit for cash, attempt few (failed) innovations

• Margin erosion

Still in • Change leadership when strategy didn't deliver results

Transition • Declining printing market • Expand from printing to broader "document management"

'07 • Share loss due to new • Shift into new business processes and IT outsourcing competition • Gradually wind down printing business without major shifts

• Share loss (high end) • Remained focused on legacy feature phones despite

'08 driven by poor product evidence of shift to smart phone trend

• Margin erosion (low end) • Attempted in-house OS, then exited & partnered w/ MSFT

Failure

• Declining film market • Attempted to preserve analog photography profits through

'97 • Business model (Gillette- major cost cuts

style) becoming obsolete • Gradually pushed into digital, but without clear vision

Empirical lessons from successful "transformations"

Match scale of challenge – make moves equal to scope of challenge faced

Consistently Define clear strategic vision – ensure continuous iteration against vision present

Shelter new business – protect new business models from legacy problems

Shed legacy core – willingness to exit segments in secular decline

Sometimes Innovate business model shift multiple parts of biz model, not just product present

Align management with strategy – match leadership skills with strategic path

Exclusive focus on costs – cost reductions necessary but not sufficient,

need long-term growth agenda in addition

Not

present Acquire way to health – large, lumpy acquisitions lacking investment thesis

Unrealistic time horizon – prematurely change strategic path

18

Observations on Denali org, leadership, and culture

• Team aligned on broad strategic priorities

• High centralization – senior talent primarily in Austin

Organization • 2013 org shift viewed as necessary, but key elements unresolved

• Slow decision making – driven by matrix organization structure

• Serial reorganizations, legacy sales force struggling to sell solutions

• Founder / CEO has deep knowledge of business, strong presence Leadership • De facto "Office of COO" (the Business Operation Team)

• Mixed results with lateral managers retention challenged

• Fact-based, analytical culture

• Shared history of a long-tenured core group

Culture • Acquisitions bring different business models and beliefs

• History of optimism, weak forecasting and planning

• Limited pay-for-performance – discretionary bonus mechanism

Strategic options: five options emerge for Denali to pursue

Strategic option Description

1	• Play in higher-end EUC market, cede share and maintain margins

Current strategy • Grow New Denali at current pace, with continued acquisitions

2	Core Denali – commit to win

Public: • Design products to compete in all segments

Maintain • Grow volume in value / emerging mkts while maintaining margins structure High contrast • Operate as commodity business with focus on cost takeout strategy New Denali – drive organic growth

• Improve sales force capability in solution selling

• Disciplined execution and focus on the mid-market

• Develop compelling, differentiated solutions

3	• Split into two pure-play companies (Core and New Denali) with

Split company

Public: distinct strategic agendas and valuation profiles

Transform

structure 4 Pursue

strategic buyer • Seek buyer for all or portion of Denali businesses

5

Take • Accept offer for company to be taken private

Take private

private • Leverage private structure to enable distinct strategic actions

20

Our sense of the take-private agenda

Potential value levers	Description
A "Commit to win" in Core Denali	• Maximize life cycle cash flow $, not margin percent • Drive share to preserve scale (e.g. $450 product, Tier 4-6 China, etc) • Move decision making center of organization to Asia
B Drive organic growth in New Denali	• Integrate products to create differentiated solution for clients • Increase focus on advantaged mid-market segment • Segment and upgrade selling organization, build solutions approach
C Implement aggressive cost takeout	• Aggressively implement simplification and cost take-out (NDBM) • Program-manage large-scale cost reduction programs • Delayer the organization
D Align org and talent	• Create COO, recruit / change senior talent to align with strategy • Align external reporting with internal roles, resourcing, and metrics • Drive strong execution discipline, with focus on the "6-8 key priorities"
E Tightly align management incentives	• Remove quarterly EPS constraint, drive towards 3-6 yr exit profile • Require mgt purchase of equity (money at risk, not options)
F Ensure discipline of capital allocation	• Revisit M&A activity – ensure clear investment thesis for acquisition • Drive integration of existing acquisitions
G Enhance capital strategy	• Increase debt leverage to boost equity returns • Access OUS cash tax-efficiently • Arbitrage valuation multiple (buy low, sell high)

21

Believe many of the "take-private" value levers could (in principle) be applicable to Denali as public company

Potential value levers	Description	Applicable to public?
A "Commit to win" in Core Denali	• Maximize life cycle cash flow $, not margin percent • Drive share to preserve scale (e.g. $450 product, Tier 4-6 China, etc) • Move decision making center of organization to Asia	✓ ✓ ?
B Drive organic growth in New Denali	• Integrate products to create differentiated solution for clients • Increase focus on advantaged mid-market segment • Segment and upgrade selling organization, build solutions approach	✓ ✓ ✓
C Implement aggressive cost takeout	• Aggressively implement simplification and cost take-out (NDBM) • Program-manage large-scale cost reduction programs • Delayer the organization	✓ ✓ ✓
D Align org and talent	• Create COO, recruit / change senior talent to align with strategy • Align external reporting with internal roles, resourcing, and metrics • Drive strong execution discipline, with focus on the "6-8 key priorities"	? ✓ ✓
E Tightly align management incentives	• Remove quarterly EPS constraint, drive towards 3-6 yr exit profile • Require mgt purchase of equity (money at risk, not options)	? ?
F Ensure discipline of capital allocation	• Revisit M&A activity – ensure clear investment thesis for acquisition • Drive integration of existing acquisitions	✓ ✓
G Enhance capital strategy	• Increase debt leverage to boost equity returns • Access OUS cash tax-efficiently • Arbitrage valuation multiple (buy low, sell high)	? ✗ ✗

22

Frame path forward: Critical questions facing the Board

Proceed with PE process and (at end) accept bid?

No

Yes

Remain public

Take Private

Key questions

Which strategic direction?

• Status quo vs. new strategy

Which leadership team?

• Current vs. new management

Which go-forward structure?

• Stand-alone vs. split

What is Denali worth as public company?

What is Denali worth as private company?

What to expect when we meet in January

Path to answer critical questions facing Denali Board

Key deliverables

Assess driver-based view of evolution of profit pools in PC / Tablet market

Evaluate value creation of priority strategic options

• Range of potential outcomes

– Based on internal (feasibility to achieve) and external (market forces, competitors) risk

• Timing to achieve

• Risk, difficulty, and uncertainties

Articulate critical must believes

Highlight key tradeoffs across options

• Drivers of difference in value creation

24